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Exhibit 10.1 (c)

AMENDMENT NO. 3

        This AMENDMENT No. 3 dated as of February 10, 2004 ("Amendment No.3"), is entered into by and among H&E EQUIPMENT SERVICES L.L.C., a Louisiana limited liability company ("H&E"), GREAT NORTHERN EQUIPMENT, INC., a Montana corporation ("Great Northern" and together with H&E, individually a "Borrower" and jointly, severally and collectively, the "Borrowers"), H&E HOLDINGS, L.L.C., a Delaware limited liability company, GNE INVESTMENTS, INC., a Washington corporation and H&E FINANCE CORP., a Delaware corporation, the persons designated as "Lenders" on the signature pages hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent.

        WHEREAS, Borrowers, the other Credit Parties, the Lenders (as defined therein) and Agent are party to the Credit Agreement dated as of June 17, 2002 (including all annexes, exhibits and schedules thereto, and as amended by Amendment No. 1 dated as of March 31, 2003 and by Amendment No. 2 dated as of May 14, 2003, the "Original Credit Agreement", and as amended hereby and as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; all capitalized terms defined in the Original Credit Agreement and not otherwise defined herein have the meanings assigned to them in the Original Credit Agreement or in Annex A thereto); and

        WHEREAS, Borrowers, Requisite Lenders and Revolving Lenders, subject to Section 2 hereof, wish to amend the Original Credit Agreement in the manner set forth below.

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Credit Parties, Requisite Lenders, Revolving Lenders and Agent agree as follows:

SECTION 1.
AMENDMENTS

        Subject to the satisfaction of the conditions to effectiveness referred to in Section 2 hereof, the Original Credit Agreement is hereby amended as follows:

  (a)
  Annex A of the Original Credit Agreement is amended as follows:

  (i)
  the definition of "Borrowing Availability" is amended by replacing the dollar figure "$20,000,000" appearing therein with the dollar figure "$30,000,000".

  (ii)
  the definition of "Commitment Termination Date" is amended by replacing the date "June 17, 2007" with the date "February 10, 2009".

  (iii)
  the definition of "Equipment Inventory Appraisal" is amended by deleting the text "during the first twelve months following the Closing Date and not more than three (3) such appraisals per year thereafter" appearing therein.

  (iv)
  the definition of "Great Northern Borrowing Base" is amended by replacing the text "eighty percent (80%)" appearing in clause (ii) of paragraph (e) of such definition with the text "seventy-five percent (75%)".

  (v)
  the definition of "H&E Borrowing Base" is amended by replacing the text "eighty percent (80%)" appearing in clause (ii) of paragraph (e) of such definition with the text "seventy-five percent (75%)".

  (vi)
  the definition of "P&E Appraisal" is amended by deleting the text "during the first twelve months following the Closing Date and not more than three (3) such appraisals per year thereafter" appearing therein.

  (b)
  Annex B of the Original Credit Agreement is amended by adding the following new paragraph (h) immediately after paragraph (g):

  "(h)
  Reimbursement

      Borrowers shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind (including for purposes of Section 12), to reimburse any L/C Issuer on demand in immediately available funds for any amounts paid by such L/C Issuer with respect to a Letter of Credit, including all reimbursement payments, fees, Charges, costs and expenses paid by such L/C Issuer. Borrowers hereby authorize and direct Agent, at Agent's option, to debit Borrowers' account (by increasing the outstanding principal balance of the Revolving Credit Advances) in the amount of any payment made by an L/C Issuer with respect to any Letter of Credit."

  (c)
  Annex G of the Original Credit Agreement is amended as follows:

  (i)
  paragraph (b) of Annex G is amended and restated in its entirety as follows:

            "Omitted."

    (ii)
    paragraph (c) of Annex G is amended and restated in its entirety as follows:

      "Maximum Adjusted Leverage Ratio. H&E Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, an Adjusted Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

      5.20
      to 1.00 for each Fiscal Quarter ending on or prior to December 31, 2003;

      5.80
      to 1.00 for each Fiscal Quarter ending on or after March 31, 2004 and on or prior to December 31, 2004;

      5.70
      to 1.00 for each Fiscal Quarter ending on or after March 31, 2005 and on or prior to December 31, 2005;

      5.40
      to 1.00 for each Fiscal Quarter ending on or after March 31, 2006 and on or prior to December 31, 2006;

      5.30
      to 1.00 for each Fiscal Quarter ending on or after March 31, 2007 and on or prior to December 31, 2007; and

      5.20
      to 1.00 for each Fiscal Quarter ending on or after March 31, 2008."

    (iii)
    paragraph (e) of Annex G is amended and restated in its entirety as follows:

      "Minimum Adjusted Interest Coverage Ratio. H&E Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, an Adjusted Interest Coverage Ratio for the 12-month period then ended of not less than the following:

      1.25
      to 1.00 for each Fiscal Quarter ending on or prior to December 31, 2005;

      1.35
      to 1.00 for each Fiscal Quarter ending on or after March 31, 2006 and on or prior to December 31, 2007; and

      1.40
      to 1.00 for each Fiscal Quarter ending on or after March 31, 2008."

SECTION 2.
CONDITIONS TO EFFECTIVENESS

        This Amendment No. 3 shall become effective on the date (the "Effective Date") that all of the following conditions shall have been satisfied:

  (a)
  H&E shall have paid to Agent in immediately available funds for the account of each Revolving Lender (i) an amendment fee equal to 35 basis points of the Revolving Loan Commitment of such Revolving Lender and (ii) all other fees, costs and expenses of Agent payable under Section 11.3(b) of the Original Credit Agreement and specified in that certain fee letter dated February 10, 2004 between Borrowers and Agent (the "Fee Letter"), in connection with the preparation, execution and delivery of this Amendment No. 3;

  (b)
  Agent shall have received one or more counterparts of this Amendment No. 3 executed and delivered by Borrowers, the other Credit Parties, Agent, the Requisite Lenders and the Revolving Lenders;

  (c)
  Agent shall have received the Fee Letter, in form and substance satisfactory to Agent, executed and delivered by H&E; and

  (d)
  there shall be no continuing Default or Event of Default (after giving effect to the amendments contemplated by this Amendment No. 3) and the representations and warranties of the Borrowers contained in this Amendment No. 3 shall be true and correct in all material respects.

SECTION 3.
LIMITATION ON SCOPE

        Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of Borrowers or any other Credit Party requiring the consent of Agent or Lenders except to the extent specifically provided for herein. Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against Borrowers or any other Credit Party for any existing or future Defaults or Event of Default.

SECTION 4.
MISCELLANEOUS

  (a)
  Borrowers hereby represent and warrant as follows:

  (i)
  this Amendment No. 3 has been duly authorized and executed by Borrowers and each other Credit Party, and the Original Credit Agreement, as amended by this Amendment No. 3, is the legal, valid and binding obligation of Borrowers and each other Credit Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium and similar laws affecting the rights of creditors in general; and

  (ii)
  Borrowers repeat and restate the representations and warranties of Borrowers contained in the Original Credit Agreement as of the date of this Amendment No. 3 and as of the Effective Date, except to the extent such representations and warranties relate to a specific date.

  (b)
  This Amendment No. 3 is being delivered in the State of New York.

  (c)
  Borrowers and the other Credit Parties hereby ratify and confirm the Original Credit Agreement as amended hereby, and agree that, as amended hereby, the Original Credit Agreement remains in full force and effect.

  (d)
  Borrowers and the other Credit Parties agree that all Loan Documents to which each such Person is a party remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 3.

  (e)
  This Amendment No. 3 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

  (f)
  All references in the Loan Documents to the "Credit Agreement" and in the Original Credit Agreement as amended hereby to "this Agreement," "hereof," "herein" or the like shall mean and refer to the Original Credit Agreement as amended by this Amendment No. 3 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

  (g)
  Each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if "this Agreement" in any such provision read "this Amendment No. 3": Section 11.6, (Severability), Section 11.9 (Governing Law), Section 11.10 (Notices), Section 11.11 (Section Titles) Section 11.13 (Waiver of Jury Trial), Section 11.16 (Advice of Counsel) and Section 11.17 (No Strict Construction).

        [SIGNATURE PAGE FOLLOWS]

        WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWERS:
H&E EQUIPMENT SERVICES, L.L.C.
By:	/s/ LINDSAY C. JONES Name: Lindsay C. Jones Title: Chief Financial Officer
GREAT NORTHERN EQUIPMENT, INC.
By:	/s/ LINDSAY C. JONES Name: Lindsay C. Jones Title: Chief Financial Officer
CREDIT PARTIES:
H&E HOLDINGS, L.L.C.
By:	/s/ LINDSAY C. JONES Name: Lindsay C. Jones Title: Chief Financial Officer
GNE INVESTMENTS, INC.
By:	/s/ LINDSAY C. JONES Name: Lindsay C. Jones Title: Chief Financial Officer
H&E FINANCE CORP.
By:	/s/ LINDSAY C. JONES Name: Lindsay C. Jones Title: Chief Financial Officer

AGENT AND LENDERS:
GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender
By::	/s/ J. PAUL MCDONNELL Name: J. Paul McDonnell, VP Title: Duly Authorized Signatory
BANK OF AMERICA, N.A., as a Lender
By::	/s/ EDMUNDO KAHN Name: Edmundo Kahn Title: VP
FLEET CAPITAL CORPORATION, as a Lender
By::	/s/ KRISTINA LEE Name: Kristina Lee Title: Vice President
PNC BANK, NATIONAL ASSOCIATION, as a Lender
By::	/s/ DOUGLAS A. HOFFMAN Name: Douglas A. Hoffman Title: Vice President
LASALLE BUSINESS CREDIT, LLC, as a Lender
By::	/s/ DAVID WILSON Name: David Wilson Title: First Vice President

ORIX FINANCIAL SERVICES, INC., as a Lender
By::	/s/ LISA NOWAKOWSKI Name: Lisa Nowakowski Title: Vice President
GENERAL ELECTRIC VENDOR FINANCIAL SERVICES, as a Lender
By::	/s/ CAMERON EISEMAN Name: Cameron Eiseman Title: Senior Risk Manager

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AMENDMENT NO. 3
SECTION 1. AMENDMENTS
SECTION 2. CONDITIONS TO EFFECTIVENESS
SECTION 3. LIMITATION ON SCOPE
SECTION 4. MISCELLANEOUS